HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$ 2,713	$ 1,359
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization of property and equipment	2,911	2,574
Deferred taxes	1,961	945
Compensation expense related to restricted stock	404	—
(Gain) Loss on sale of assets	(18)	8
Other assets	188	(208)
Changes in working capital:
Accounts receivable, net	3,466	(1,476)
Prepaid expenses and other current assets	462	(559)
Accounts payable	(1,867)	(708)
Accrued expenses	(4,072)	566

Net cash provided by operating activities	6,148	2,501

Cash flows from investing activities:
Purchases of property and equipment, net	(460)	(477)

Net cash used in investing activities	(460)	(477)

Cash flows from financing activity:
Proceeds from stock options exercised	2,090	—
Purchase of treasury stock	(2,767)	—
Net payments on revolver	(3,000)	—
Payments on long-term debt	(2,011)	(2,024)

Net cash used in financing activities	(5,688)	(2,024)

Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents beginning of period	—	—

Cash and cash equivalents end of period	$ —	$ —

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 1,357	$ 1,732